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Exhibit 23.02

CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

        We consent to the use in the Prospectus constituting part of this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 of Global Macro Trust of our report dated March 31, 2005 on the statement of financial condition of the Millburn Ridgefield Corporation as of December 31, 2004 which appears in such Prospectus. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
April 6, 2005

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CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.